UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed: Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

232 Strawbridge Drive, Moorestown, NJ 08057. 856.291.9700. Destinationmaternitycorp.com

Dear Destination Maternity Team,

Many of you have been asking about voting in the upcoming Annual Meeting of Stockholders, so I wanted to address some of the most common questions we have received and clarify a few logistical items with regards to the voting process.

Many current Destination employees have received restricted stock from the Company over the course of their employment history. Those of you who have been here for less than a year will likely only have unvested shares of restricted stock (i.e. cannot yet be sold or transferred to another party), while those with longer tenures at Destination will have both unvested and fully vested shares. In addition, some of you may have received options.

Am I able to vote either my vested and/or unvested stock?

They answer is YES. You have the right to vote BOTH your unvested and vested shares. The only relevant difference is how you go about voting these different share classifications. Employees’ unvested shares are kept/held in an account managed by the Company, while fully vested shares will have been transferred to a brokerage account in the name of the individual. As these two types of shares are in two distinct ‘buckets’, it is likely that many of you who hold Destination stock will need to vote TWICE (once for vested, once for unvested).

I have options, am I able to vote those?

Options are different than shares of restricted stock. Options represent a right to receive shares if the holder pays a certain exercise price to the Company to “buy” the underlying shares. If you hold options (even if they are vested options) you do NOT have a right to vote the underlying shares. If you exercised options at any point and still hold the shares (which is very rare since most people sell the shares at the time they exercise an option), you would have shares to vote.

I received two sets of proxy materials from the Company, what do I do?

Those of you with both vested and unvested shares will be receiving two sets of every communication sent by the Company and the dissident shareholder group. Solicitation materials related to your unvested shares will come directly to you from the sender via traditional mail, while the identical materials related to vested shares will be delivered by means of traditional mail or email from your investment broker (very likely Wells Fargo).

To that end, if you have been with Destination for over a year and you have ONLY voted once, there is a very high probability that you have NOT voted all the shares to which you are entitled.

Since I work for the Company, will my shares be voted by default?

NO, there is no such thing as a ‘default’ vote – if you do not actively exercise your right to vote your shares, the Company does not receive your vote. That is why it is all the more important for our employee stockholders (and, more broadly, all stockholders) to vote! Our Board of Directors strongly urges you to vote FOR Destination’s slate of incumbent Director candidates – Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre – on the WHITE proxy card, and disregard any Gold proxy card provided by the Miller Group.

232 Strawbridge Drive, Moorestown, NJ 08057. 856.291.9700. Destinationmaternitycorp.com

Who do contact if I have questions on how to vote my shares?

If you have any questions (e.g. not sure if you have already voted, not sure you’ve voted all of your shares) or require assistance in voting your WHITE proxy card please contact Okapi Partners, the Company’s proxy solicitor, at the phone numbers or email listed below.

•	+ 1 (212) 297-0720 (Main)

•	+ 1 (855) 208-8903 (Toll-Free)

•	Email: info@okapipartners.com

Again, thank you again for your continued hard work and dedication to Destination Maternity.

Best,

/s/ Melissa Payner-Gregor

Melissa Payner-Gregor

Interim Chief Executive Officer & Director

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.